                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION

          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

                                          THREE MONTHS ENDED     YEAR ENDED
                                             DECEMBER 31         DECEMBER 31
                                          --------------------------------------
                                            1995      1994     1995      1994
                                          --------- ------------------ ---------
                                           (IN THOUSANDS EXCEPT PER SHARE DATA)
Net income..............................  $  47,892 $  1,355 $ 174,955 $ 127,290
                                          ========= ======== ========= =========
Average shares of common stock outstand-
 ing....................................     58,231   58,030    58,262    56,527
                                          ========= ======== ========= =========
Earnings per common share...............  $    0.82 $   0.02 $    3.00 $    2.25
                                          ========= ======== ========= =========
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